Exhibit 10.31

1ST CONSTITUTION BANCORP
TIME-BASED
RESTRICTED STOCK UNIT AGREEMENT

This TIME-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made this ______ day of ______________, 20__ between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and ___________________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2019 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.    Grant of Time-Based Restricted Stock Units. The Company hereby grants to the Participant time-based restricted stock units (the “RSUs”), pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement as in effect from time to time by and among the Company and the Participant. RSUs granted under this Agreement are subject to time-based vesting. The RSU grant is set forth in Exhibit A to this Agreement.

2.    Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

3.    Vesting. Unless the Committee provides for earlier vesting, or unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, and subject to Sections 4 and 9 hereof, the RSUs shall vest in accordance with the following schedule:

Percentage of Shares            Scheduled Vesting Date

[xx]%                First Anniversary of Award Date
[xx]%                Second Anniversary of Award Date
[xx]%                Third Anniversary of Award Date
[xx]%                Fourth Anniversary of Award Date
[xx]%                Fifth Anniversary of Award Date
[xx]%                Sixth Anniversary of Award Date

RSUs shall be converted to Stock, on a one to one basis, and shall be delivered to the Participant within thirty days following the vesting date.

4.    Termination Provisions.

(a)    Termination of Employment Upon Death or Disability. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of death or disability (as determined by the Committee), all unvested RSUs shall become vested. Such vested RSUs shall be converted to Stock, on a one to one basis, and shall be delivered to the Participant or his or her estate, as applicable, within thirty days following such termination of employment. Notwithstanding the prior sentence, payment shall be delayed until the first day of the seventh month following termination of employment, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

(b)    Termination of Employment For Other Reasons. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates for any reason (including, without limitation, retirement), other than death or disability, all unvested RSUs will be forfeited automatically and immediately.

5.    Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the RSUs, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Shares.

6.    Change in Control. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), upon a Change in Control, if the successor entity assumes this Agreement, RSUs will be subject to the provisions of Section 8(a)(iii) of the Plan. If, upon a Change in Control, this Agreement is not assumed by the successor entity, then RSUs will be subject to the provisions of Section 8(b) of the Plan

7.    No Employment Rights. Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

1ST CONSTITUTION BANCORP

By:    ________________________________
Robert F. Mangano
President/CEO

PARTICIPANT:

______________________________________
[NAME]

EXHIBIT A
Time-Based Restricted Stock Unit (RSU) Awards

Granted To:    _______________________

Award Date:    xx/xx/2019

Number of RSUs Granted:         xxx

Vesting of Award
Except as otherwise provided, the RSUs will vest in accordance with the following schedule:

Percentage of Shares Scheduled Vesting Date

[xx]% First Anniversary of Award Date
[xx]% Second Anniversary of Award Date
[xx]% Third Anniversary of Award Date
[xx]% Fourth Anniversary of Award Date
[xx]% Fifth Anniversary of Award Date
[xx]% Sixth Anniversary of Award Date

RETAIN THIS NOTIFICATION AND YOUR TIME-BASED RESTRICTED STOCK UNIT AGREEMENT WITH YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.

Subject to the terms and conditions of the 1st Constitution Bancorp’s 2019 Equity Incentive Plan (the “Plan”), you have been granted an award in the form of Time-Based Restricted Stock Units. Except as otherwise provided, your RSUs will vest only in accordance with your continuous employment with 1st Constitution Bancorp through the applicable dates of vesting, and the terms of the Plan and your Award Agreement.
Please review the spelling of your name and address. If any of this information is incorrect, please contact the [contact] at [phone number].